EXECUTION VERSION

EXCHANGE AGREEMENT

BY AND AMONG

SKYTERRA COMMUNICATIONS, INC.,

WALTER V. PURNELL, JR.,

RAJENDRA SINGH,

GERALD STEVENS-KITTNER,

GLENN MEYERS,

ELIZABETH TASKER,

COLUMBIA ST PARTNERS III, Inc.,

DEAN & COMPANY,

INOVATE COMMUNICATIONS GROUP, LLC

AND

WBS, LLC

Dated as of December 10, 2008

TABLE OF CONTENTS

Page

ARTICLE I

PURCHASE AND SALE

Section 1.1 Sale of MSV LP Units and SkyTerra Shares	1
Section 1.2 Closing	2
Section 1.3 Deliveries	2

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HOLDERS

Section 2.1 Organization; Related Entities	3
Section 2.2 Title to MSV LP Units	3
Section 2.3 Authority Relative to this Agreement	3
Section 2.4 Consents and Approvals; No Violations	3
Section 2.5 Purchase Entirely for Own Account	4
Section 2.6 Reliance Upon Holder’s Representations	4
Section 2.7 Receipt of Information	4
Section 2.8 Investor Status; etc	4
Section 2.9 Taxes	5
Section 2.10 Brokers or Finders	5
Section 2.11 Restricted Securities	5
Section 2.12 Legend	5

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SKYTERRA

Section 3.1 Corporate Organization; Related Entities	6
Section 3.2 Capitalization	6
Section 3.3 Authority Relative to This Agreement	7
Section 3.4 Consents and Approvals; No Violations	7
Section 3.5 Reports and Financial Statements	7
Section 3.6 Brokers	8
Section 3.7 Purchase Entirely for Own Account	8
Section 3.8 Reliance Upon SkyTerra’s Representations	8
Section 3.9 Investor Status; etc	8
Section 3.10 Restricted Securities	8
Section 3.11 Issuances Exempt	9
Section 3.12 No Integrated Offering	9

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Blue Sky Laws	9
Section 4.2 Compliance with MSV Documents	9
Section 4.3 Standstill	10

i

Section 4.4 Commercially Reasonable Efforts	10

ARTICLE V

CONDITIONS TO CLOSING OF SKYTERRA

Section 5.1 Representations and Warranties	10
Section 5.2 Performance	10
Section 5.3 Certificates and Documents	10

ARTICLE VI

CONDITIONS TO CLOSING OF HOLDERS

Section 6.1 Representations and Warranties	11
Section 6.2 Performance	11
Section 6.3 Certificates and Documents	11

ARTICLE VII

MISCELLANEOUS

Section 7.1 Survival of Representations and Warranties	11
Section 7.2 Expenses	11
Section 7.3 Counterparts; Effectiveness	11
Section 7.4 Governing Law	12
Section 7.5 Notices	12
Section 7.6 Assignment; Binding Effect	13
Section 7.7 Severability	13
Section 7.8 Entire Agreement; Non-Assignability; Parties in Interest	13
Section 7.9 Headings	14
Section 7.10 Certain Definitions	14
Section 7.11 Amendments and Waivers	14
Section 7.12 Specific Performance	14
Section 7.13 Exclusive Jurisdiction	14
Section 7.14 Waiver of Jury Trial	15

Schedule 3.2	SkyTerra Disclosure Schedule

ii

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of December 10, 2008 by and among SkyTerra Communications, Inc., a Delaware corporation (“SkyTerra”), and Walter V. Purnell, Jr., Rajendra Singh, Gerald Stevens-Kittner, Glenn Meyers, Elizabeth Tasker, Columbia ST Partners III, Inc., a Delaware corporation, Dean & Company, a Virginia corporation, inOvate Communications Group, LLC, a California limited liability company, and WBS, LLC, a Delaware limited liability company (each, a “Holder,” and together, the “Holders”).

RECITALS:

WHEREAS, subject to the terms and conditions hereof, at the Closing (as defined below) the Holders intend to sell to SkyTerra an aggregate of 261,067 limited partnership units (the “MSV LP Units”) of SkyTerra LP, formerly known as Mobile Satellite Ventures LP (“MSV”), owned by the Holders in exchange for an aggregate of 736,209 shares (the “SkyTerra Shares”) of SkyTerra voting common stock, par value $0.01 per share (“SkyTerra Common Stock”), in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the Closing.

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1      Sale of MSV LP Units and SkyTerra Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), each Holder will purchase from SkyTerra, and SkyTerra shall issue and sell to each Holder, the number of SkyTerra Shares specified immediately below, and SkyTerra will purchase from each Holder, and each Holder shall sell to SkyTerra, the number of MSV LP Units specified immediately below:

Holder	MSV LP Units	SkyTerra Shares
1. Walter V. Purnell, Jr.	62,500	176,250
2. Rajendra Singh	62,500	176,250
3. Glenn Meyers	40,000	112,800
4. Gerald Stevens-Kittner	25,000	70,500
5. Elizabeth Tasker	10,000	28,200
6. Columbia ST Partners III, Inc.	25,000	70,500
7. Dean & Company	6,250	17,625
8. inOvate Communications Group, LLC	4,817	13,584
9. WBS, LLC	25,000	70,500
Total	261,067	736,209

Section 1.2      Closing. The closing (the “Closing”) of the purchase and sale of the MSV LP Units in exchange for the SkyTerra Shares shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 on December 15, 2008 at 10:00 a.m., local time, or at such other time, date or place as the Holders and SkyTerra may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

Section 1.3	Deliveries.

(a)  At the Closing, each Holder shall deliver to SkyTerra (unless waived by SkyTerra) the following (collectively, the “Holder Closing Deliveries”):

(i)   a certificate or certificates registered in Holder’s name representing the MSV LP Units to be sold by Holder to SkyTerra pursuant to Section 1.1 or an affidavit of lost certificate with respect to any lost, missing or destroyed certificate in form reasonably satisfactory to SkyTerra; and

(ii)   a duly executed partnership unit power evidencing the transfer of the Holder’s MSV LP Units from Holder to SkyTerra in such form reasonably satisfactory to SkyTerra as shall be effective to vest in SkyTerra good and valid title to Holder’s MSV LP Units, free and clear of any Lien (as defined below) other than Securities Law Encumbrances (as defined below) or pursuant to the MSV Documents (as defined below).

(b)  SkyTerra shall deliver to each Holder (unless waived by such Holder) the following (collectively, the “SkyTerra Closing Deliveries”):

(i)   a certificate or certificates registered in Holder’s name representing the number of SkyTerra Shares sold to such Holder pursuant to Section 1.1; and

(ii)   a copy of a certificate of good standing for SkyTerra from the Secretary of State of the State of Delaware.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HOLDERS

Each Holder represents and warrants to SkyTerra, as follows:

Section 2.1      Organization; Related Entities. If Holder is an entity, Holder is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority to own or lease its properties and to carry on its businesses as is presently being conducted. If Holder is an entity, Holder is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for failures, if any, to be so qualified which individually or in the aggregate have not had and could not reasonably be expected to have a Holder Material Adverse Effect. A "Holder Material Adverse Effect" means a material adverse effect respecting the ability of Holder to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing set forth herein.

Section 2.2      Title to MSV LP Units. As of the date hereof and at all times until and including at the Closing, Holder owns, of record and beneficially, the MSV LP Units attributed to such Holder in Section 1.1 free and clear of any and all option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, Tax (as defined below), claim or charge of any kind or right of others of whatever nature (collectively, a “Lien”) of any kind, other than pursuant to applicable securities laws (“Securities Law Encumbrances”) and the MSV Documents (as defined below). Upon the Closing, (x) SkyTerra shall be vested with good and valid title to the MSV LP Units, free and clear of any Liens of any kind (other than Securities Law Encumbrances or the MSV Documents) and (y) Holder shall not own, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right to, interest in or agreement to acquire any MSV LP Units. “MSV Documents” means the Amended and Restated Limited Partnership Agreement of MSV, dated as of November 12, 2004, as amended on September 25, 2006, and January 5, 2007 (the "Partnership Agreement"), and, as incorporated by and into the Partnership Agreement, Section 8 of the Amended and Restated Stockholders’ Agreement of Mobile Satellite Ventures GP Inc., a Delaware corporation and the general partner of MSV, dated as of November 12, 2004, as amended on May 6, 2006 and September 25, 2006 (the “Stockholders’ Agreement”).

Section 2.3      Authority Relative to this Agreement. Holder has the requisite power, authority or capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Holder and, assuming the due authorization, execution and delivery thereof by SkyTerra, constitutes the valid and binding obligation of Holder, enforceable against it in accordance with its terms.

Section 2.4      Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the organizational documents of Holder, if Holder is an entity, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holder or its properties or assets, including, but not limited to, the MSV Documents. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory body, authority or administrative agency or commission (collectively, a “Governmental Entity”), is required by or with respect to Holder in connection with the execution and delivery of this Agreement by Holder or the consummation by Holder of the transactions contemplated hereby, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Holder Material Adverse Effect.

Section 2.5      Purchase Entirely for Own Account. The SkyTerra Shares to be issued to Holder will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution that would require registration of the SkyTerra Shares or any part thereof under the Securities Act of 1933, as amended (the “Securities Act”), in violation of applicable securities laws, and Holder has no present intention of selling, granting any participation in, or otherwise distributing such SkyTerra Shares except in compliance with applicable securities laws.

Section 2.6      Reliance Upon Holder’s Representations. Holder understands that the SkyTerra Shares will not be registered for issuance to Holder under the Securities Act and the sale provided for in this Agreement and SkyTerra’s issuance of SkyTerra Shares hereunder will be made in reliance upon an exemption from registration under the Securities Act pursuant to Section 4(2) thereof, and that, in such case, SkyTerra’s reliance on such exemption will be based on Holder’s representations set forth herein.

Section 2.7      Receipt of Information. Holder has received all the information it considers necessary or appropriate for deciding whether to acquire SkyTerra Shares. Holder further represents that it has had an opportunity to ask questions and receive answers from SkyTerra regarding the terms and conditions of the offering of SkyTerra Shares and the business and financial condition of SkyTerra and to obtain additional information (to the extent SkyTerra possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations or warranties of SkyTerra in this Agreement or the right of Holder to rely upon such representations or warranties. Holder has not received, nor is it relying on, any representations or warranties from SkyTerra, other than as provided herein; provided that the foregoing shall not affect any right Holder may have on account of fraud.

Section 2.8      Investor Status; etc. Holder certifies and represents to SkyTerra that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act ("Accredited Investor") and was not organized for the purpose of acquiring SkyTerra Shares. Holder’s financial condition is such that it is able to bear the risk of holding the SkyTerra Shares for an indefinite period of time and the risk of loss of its entire investment. Holder has sufficient knowledge and experience in investing in companies similar to SkyTerra so as to be able to evaluate the risks and merits of its investment in SkyTerra. Upon written request of SkyTerra, Holder will provide any information reasonably requested by SkyTerra to verify its status as an Accredited Investor.

Section 2.9      Taxes. There are no Liens arising from or related to Taxes (as defined below) on or pending against Holder or any of its properties other than statutory Liens for Taxes that are not yet due and payable. “Taxes” means any and all federal, state, local, foreign or other tax of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax Authority (as defined below), including taxes on or with respect to income, alternative minimum, accumulated earnings, personal holding company, capital, transfer, stamp, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added. “Tax Authority” means any competent domestic or foreign national, state, provincial, municipal or other local judicial, legislative, executive, administrative or regulatory authority or any governmental or private body exercising any regulatory or taxing authority responsible for the determination, assessment or collection of Taxes.

Section 2.10    Brokers or Finders. Holder has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 2.11    Restricted Securities. Holder understands that the SkyTerra Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the SkyTerra Shares or an available exemption from registration under the Securities Act, such SkyTerra Shares must be held indefinitely. In particular, Holder is aware that such SkyTerra Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of the rule are met. Among the conditions for use of Rule 144, under certain circumstances, is the availability to the public of current information about SkyTerra.

Section 2.12    Legend. It is understood that the certificates evidencing the SkyTerra Shares will bear the following legend:

“These securities have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel or letters of representation satisfactory to SkyTerra Communications, Inc. that such registration is not required.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SKYTERRA

Except as otherwise specifically provided in the Disclosure Schedule of SkyTerra attached hereto and incorporated herein by reference (the “SkyTerra Disclosure Schedule”), SkyTerra represents and warrants to Holder, as follows:

Section 3.1      Corporate Organization; Related Entities. SkyTerra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. SkyTerra is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for failures, if any, to be so qualified which individually or in the aggregate have not had and could not reasonably be expected to have a SkyTerra Material Adverse Effect (as defined below). The copies of the certificate of incorporation and bylaws of SkyTerra on file with the Securities and Exchange Commission ("SEC") are complete and current copies of such instruments as presently in effect. A “SkyTerra Material Adverse Effect” means a material adverse effect respecting (a) the business, assets and liabilities (taken together) or financial condition of SkyTerra and its subsidiaries on a consolidated basis or (b) the ability of SkyTerra to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing set forth herein.

Section 3.2	Capitalization.

(a)  As of the date of this Agreement, the authorized capital stock of SkyTerra consists of (i) 200,000,000 shares of SkyTerra Common Stock, 48,086,578 of which are issued and outstanding, and (ii) 125,000,000 shares of non-voting common stock, par value $0.01 per share, 59,958,499 of which are issued and outstanding. SkyTerra has no designations of preferred stock. As of November 25, 2008, (1) 14,693,491 shares of SkyTerra Common Stock are reserved for issuance pursuant to SkyTerra’s stock option plans or otherwise, with an average weighted strike price of $3.97 per option, and (2) 13,139,696 shares of SkyTerra Common Stock are reserved for issuance upon the exercise of outstanding warrants to purchase shares of SkyTerra Common Stock (collectively, the “SkyTerra Permitted Issuances”). Except as set forth on Schedule 3.2 of the SkyTerra Disclosure Schedule, all the issued and outstanding shares of SkyTerra’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof. Except for (i) the SkyTerra Permitted Issuances, (ii) as set forth on Schedule 3.2 of the SkyTerra Disclosure Schedule, and (iii) as disclosed in the reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act (collectively, the "SkyTerra SEC Reports"), SkyTerra (A) does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock and (B) is not a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock or other equity securities of SkyTerra.

(b)  The SkyTerra Shares have been duly and validly authorized, and, when issued upon the terms hereof, will be fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof.

Section 3.3      Authority Relative to This Agreement. SkyTerra has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SkyTerra and the consummation by SkyTerra of the transactions contemplated hereby have been duly authorized by SkyTerra’s Board of Directors, and no other corporate or stockholder proceedings on the part of SkyTerra are necessary to authorize this Agreement or for SkyTerra to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SkyTerra and, assuming the due authorization, execution and delivery thereof by Holders, constitutes the valid and binding obligation of SkyTerra, enforceable against SkyTerra in accordance with its terms.

Section 3.4      Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the organizational documents of SkyTerra, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SkyTerra or its properties or assets, including but not limited to the MSV Documents, except as would not have a SkyTerra Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SkyTerra in connection with the execution and delivery of this Agreement by SkyTerra or the consummation by SkyTerra of the transactions contemplated hereby except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a SkyTerra Material Adverse Effect.

Section 3.5      Reports and Financial Statements. SkyTerra has timely filed all SkyTerra SEC Reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act since January 1, 2008. Such SkyTerra SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SkyTerra SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of SkyTerra included in such SkyTerra SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein), in all material respects, the consolidated financial position of SkyTerra and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of SkyTerra and its consolidated subsidiaries for the periods then ended. Except as disclosed in the SkyTerra SEC Reports, there has been no change in any of the significant accounting (including Tax accounting) policies or procedures of SkyTerra since September 30, 2008.

Section 3.6      Brokers. No broker, finder or financial advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SkyTerra.

Section 3.7      Purchase Entirely for Own Account. The MSV LP Units to be transferred to SkyTerra will be acquired for investment for SkyTerra’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, in each case, in violation of applicable securities laws, and SkyTerra has no present intention of selling, granting any participation in, or otherwise distributing the same except in compliance with applicable securities laws.

Section 3.8      Reliance Upon SkyTerra’s Representations. SkyTerra understands that MSV LP Units will not be registered under the Securities Act and the sale provided for in this Agreement and Holders’ transfers of securities hereunder will be made in reliance upon an exemption from registration under the Securities Act, and that, in such case, Holders’ reliance on such exemption will be based on SkyTerra’s representations set forth herein.

Section 3.9      Investor Status; etc. SkyTerra certifies and represents to Holders that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring MSV LP Units. SkyTerra’s financial condition is such that it is able to bear the risk of holding the MSV LP Units for an indefinite period of time and the risk of loss of its entire investment. SkyTerra has sufficient knowledge and experience in investing in companies similar to MSV so as to be able to evaluate the risks and merits of its investment in MSV.

Section 3.10    Restricted Securities. SkyTerra understands that the MSV LP Units may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the MSV LP Units or an available exemption from registration under the Securities Act, such MSV LP Units must be held indefinitely. In particular, SkyTerra is aware that such MSV LP Units may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of the rule are met.

Section 3.11    Issuances Exempt. Assuming the truth and accuracy of the representations and warranties of Holders contained in Article II hereof, the offer, sale, and issuance of the SkyTerra Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, except as permitted pursuant to Section 4.1 hereof.

Section 3.12    No Integrated Offering. Neither SkyTerra, nor any of its controlled affiliates or any other person acting on SkyTerra’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the SkyTerra Shares nor have any of such persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the SkyTerra Shares under the Securities Act or cause this offering of SkyTerra Shares to be integrated with any prior offering of securities of SkyTerra for purposes of the Securities Act.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1      Blue Sky Laws. SkyTerra shall exercise its commercially reasonable best efforts to register or qualify (or obtain an exemption from registration) the SkyTerra Shares under the blue sky laws of the 50 states of the United States and of the District of Columbia and such other jurisdictions as each Holder shall reasonably request; provided, however, that, in the case of non-U.S. jurisdictions, SkyTerra will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction. SkyTerra shall pay for all fees (including filing and application fees), costs and expenses in connection therewith. However, the failure to obtain such “blue sky” clearance in each such jurisdiction shall not be a condition to closing and shall not prevent a Closing from occurring; rather, those SkyTerra Shares which may not be lawfully delivered shall be held in trust by Holder or its nominee for the benefit of the stockholders of record otherwise entitled thereto until such time as they may be lawfully delivered. If, after the fifth anniversary of the Closing, such shares still may not be lawfully delivered, then SkyTerra shall deliver such shares to the government agency or official responsible for administering the securities or blue sky laws in such jurisdiction. The Holders shall cooperate with and assist SkyTerra in connection with obtaining the “blue sky” clearance contemplated by this Section 4.1.

Section 4.2      Compliance with MSV Documents. (a) The parties intend that this Agreement and the transactions contemplated hereby be consistent with the conditions and restrictions applicable to the parties and/or their controlled affiliates pursuant to MSV’s organizational documents and the Partnership Agreement.

(b)   The Holders each hereby waive any rights of such party under Article IX of the Partnership Agreement and Section 8.2 of the Stockholders' Agreement, including the right of first refusal described in Section 8.2(a) thereof, in connection with any transactions contemplated by this Agreement.

(c)  The Holders each hereby acknowledge that such party will have no rights under either the Partnership Agreement or the Stockholders' Agreement upon the Closing.

Section 4.3      Standstill. No Holder and, if applicable, no Holder’s officers and directors, will trade in the securities of SkyTerra prior to the Closing.

Section 4.4      Commercially Reasonable Efforts. The parties shall cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective commercially reasonable efforts to promptly take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement or the MSV Documents and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable. Each Holder shall at any time, and from time to time, after the applicable Closing, execute, acknowledge and deliver all further assignments, transfers, and any other such instruments of conveyance, upon the request of SkyTerra, required to confirm the sale of the MSV LP Units hereunder.

ARTICLE V

CONDITIONS TO CLOSING OF SKYTERRA

The obligation of SkyTerra to purchase the MSV LP Units from such Holder, and to issue the SkyTerra Shares to such Holder, at the Closing is subject to the fulfillment to SkyTerra’s satisfaction (unless waived by SkyTerra) on or prior to the Closing Date of each of the following conditions:

Section 5.1      Representations and Warranties. Each representation and warranty made by such Holder in Article II above shall be true and correct in all material respects on and as of the Closing Date as though made on the Closing Date, except that any representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct in all material respects only as of such date or period, provided however, that any representations and warranties which by their terms are qualified by materiality shall be true and correct in all respects, with the same force and effect as if such representation and warranty had been made on and as of the Closing Date.

Section 5.2      Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Holders on or prior to the Closing Date shall have been performed or complied with by the Holders in all respects.

Section 5.3      Certificates and Documents. Each Holder shall have delivered to SkyTerra or its counsel the Holder Closing Deliveries, and a certificate signed by such Holder, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1 and Section 5.2 above.

ARTICLE VI

CONDITIONS TO CLOSING OF HOLDERS

The obligation of each Holder to purchase the SkyTerra Shares from SkyTerra, and to transfer the MSV LP Units to SkyTerra, at the Closing is subject to the fulfillment to such Holder’s satisfaction (unless waived by such Holder) on or prior to the Closing Date of each of the following conditions:

Section 6.1      Representations and Warranties. Each representation and warranty made by SkyTerra in Article III above shall be true and correct in all material respects on and as of the Closing Date as though made on the Closing Date, except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct in all material respects only as of such date or period, provided, however, that representations and warranties which by their terms are qualified by materiality shall be true and correct in all respects, with the same force and effect as if such representation and warranty had been made on and as of the Closing Date.

Section 6.2      Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by SkyTerra on or prior to the Closing Date shall have been performed or complied with by SkyTerra in all respects.

Section 6.3      Certificates and Documents. SkyTerra shall have delivered to each Holder or its counsel the SkyTerra Closing Deliveries, and a certificate signed by an authorized officer of SkyTerra, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.1 and Section 6.2 above.

ARTICLE VII

MISCELLANEOUS

Section 7.1      Survival of Representations and Warranties. The warranties and representations of Holder and SkyTerra contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing, for a period of twelve (12) months following such Closing. The covenants and agreements shall survive the Closing in accordance with their terms.

Section 7.2      Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

Section 7.3      Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

Section 7.4      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

Section 7.5      Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given three business days after the date sent by certified or registered mail (return receipt requested), one business day after the date sent by electronic mail, overnight courier or on the date given by facsimile (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder.

To Walter V. Purnell, Jr.:

43951 Vendome Court

Ashburn, Virginia 20147

E-mail: Waltpurnell@comcast.net

To Rajendra Singh:

Telcom Ventures, LLC

200 South Biscayne Boulevard
40th Floor
Miami, Florida 33131-2398

E-mail: rsingh@tvllc.com

To Gerald Stevens-Kittner:

1400 S. Barton Street, #433

Arlington, Virginia 22204

E-mail: gskittner@aol.com

To Glenn Meyers:

9 Brookridge Drive

Greenwich, Connecticut 06830

E-mail: glenn@putnampartners.com

To Elizabeth Tasker:

6164 Ravine Way

Ottawa, Ontario

K1C 7E9

Canada

E-mail: tasker@rogers.com

To Columbia ST Partners III, Inc.:

201 N. Union Street

Suite 300

Alexandria, Virginia 22314

Facsimile: (703) 519-7996

To Dean & Company:

8065 Leesburg Pike, Fifth Floor

Vienna, Virginia 22182

Facsimile: (703) 506-3905

To inOvate Communications Group, LLC:

2010 Crow Canyon Place, Suite 270

San Ramon, California 94583

Facsimile: (925) 358-4901

To WBS, LLC:

PO Box 1247

McLean, Virginia 22101

E-mail: bartsnell@pssconsult.com

To SkyTerra:

SkyTerra Communications, Inc.

10802 Parkridge Boulevard

Reston, Virginia 20191

Facsimile: (703) 390-2770

Attn:	Randy Segal, Esq.

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile: (917) 777-2918

Attn:	Gregory A. Fernicola, Esq.

Section 7.6      Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.7      Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 7.8      Entire Agreement; Non-Assignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the SkyTerra Disclosure Schedule: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided. Without limiting the foregoing, no party shall be deemed to have made any representation or warranty other than as expressly made herein.

Section 7.9      Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 7.10    Certain Definitions. References in this Agreement to “subsidiaries” of SkyTerra or Holder shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by SkyTerra or Holder, as the case may be. References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to “person” shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Entity.

Section 7.11    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

Section 7.12    Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties to this Agreement hereby agree that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

Section 7.13    Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the exclusive venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.5 shall be deemed effective service of process on such party.

Section 7.14    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed and delivered as of the date first above written.

WALTER V. PURNELL, JR

/s/ Walter V. Purnell, Jr.

RAJENDRA SINGH
/s/ Rajendra Singh

GERALD STEVENS-KITTNER
/s/ Gerald Stevens-Kittner

GLENN MEYERS
/s/ Glenn Meyers

ELIZABETH TASKER
/s/ Elizabeth Tasker

COLUMBIA ST PARTNERS III, Inc.
By:	/s/ Donald A. Doering
Name:	Donald A. Doering
Title:	Secretary

DEAN & COMPANY
By:	/s/ Dean L. Wilde, II
Name:	Dean L. Wilde
Title:	Chairman

INOVATE COMMUNICATIONS GROUP, LLC
By:	/s/ Perry LaForge
Name:	Perry LaForge
Title:	President

WBS, LLC
By:	/s/ W. Bartlett Snell
Name:	W. Bartlett Snell
Title:	President

SKYTERRA COMMUNICATIONS, INC.
By:	/s/ Randy Segal
Name:	Randy Segal
Title:	Senior Vice President, General Counsel and Secretary

SkyTerra Disclosure Schedule

Schedule 3.2

1.         Pursuant to Section 8.6 of the Securities Purchase Agreement, dated December 15, 2007, by and among Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., SkyTerra Communications, Inc., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, LP, filed as Exhibit 10.1 to the SkyTerra's Current Report on Form 8-K, filed with the SEC on December 15, 2007, the Purchasers (as defined therein) have rights of first negotiation and pro-rata participation rights, subject to certain conditions, in connection with any proposed issuance of SkyTerra equity securities, or options to purchase or rights to subscribe for any SkyTerra equity securities.

2.         Pursuant to Section 11.3 and Section 19.1 of the Master Contribution and Support Agreement, dated July 24, 2008, by and among Harbinger Capital Partners Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Fund I, L.P., Harbinger Co-Investment Fund, L.P., SkyTerra Communications, Inc., Mobile Satellite Ventures Subsidiary LLC, and Mobile Satellite Ventures L.P., filed as Exhibit 10.1 to SkyTerra's Current Report on Form 8-K filed with the SEC on July 25, 2008, SkyTerra may, under certain circumstances, engage in rights offerings. Stockholders other than Harbinger (as defined therein) have pro-rata participation rights in any offering pursuant to Section 11.3, and any stockholder, including Harbinger (as defined therein), has pro-rata participation rights in any offering pursuant to Section 19.1.